Exhibit 10.2
                                                                ------------
                             MEREDITH CORPORATION

                            1993 STOCK OPTION PLAN
                    FOR NON-EMPLOYEE DIRECTORS, AS AMENDED


     1. Purpose. The purpose of the Meredith Corporation 1993 Stock Option Plan for Non-Employee Directors, as Amended (the "Plan") is to attract and retain outstanding individuals to serve as members of the Board of Directors of Meredith Corporation (the "Company") and to furnish incentives to such persons by providing such persons opportunities to acquire shares of the Common Stock of the Company ("Common Stock") on advantageous terms as herein provided thereby giving them a stake in the growth and profitability of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively.

     2. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 275,000 shares of Common Stock, which may be newly-issued or acquired for the purposes of this Plan. If there is a lapse, expiration, termination, or cancellation of any option granted under this Plan, all unissued shares subject to or reserved for such option may again be used for new options granted under this Plan.

     3. Participation. Participation in this Plan is limited to members of the Board of Directors of the Company who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (a "Non-Employee Director" or "Participant").

     4. Options to be Granted under the Plan. Each Non-Employee Director who is expected to retire from service on the Board of Directors of the Company on or before February 2, 1998, shall automatically be granted an option to purchase 2,000 shares of Common Stock and each other Non-Employee Director shall automatically be granted an option to purchase 3,000 shares of Common Stock, subject to the limitations set forth in Section 6 below and at an exercise price determined in accordance with Section 5 below, on the first business day following the date of each annual meeting of stockholders of the Company held during the term of this Plan, provided the Non-Employee Director is serving as a member of the Board of Directors of the Company on the date of grant.

     5. Option Exercise Price. Each option granted under this Plan shall be exercisable at an option price equal to the average of the high and low market prices at which a share of Common Stock shall have traded on the date the option is granted, or, if there were no sales on such date, the average on the next preceding trading date, all as reported in the Midwest Edition of The Wall Street Journal.

     6. Limitations on Exercise. Any option granted under this Plan may be exercised (in accordance with Section 7 hereof) in whole or in part, from time to time after the date granted, subject to the following limitations:

         (a) No option granted hereunder may be exercised during the first year following the date such option was granted. Thereafter each option may be exercised:

              (i) by each Non-Employee Director who is expected to retire from service on the Board of Directors of the Company on or before February 2, 1998.

                   (A) on or after the first anniversary of the date the option was granted, for up to eight hundred (800) shares;

                   (B) on or after the second anniversary of the date the option was granted, for an additional six hundred (600) shares (up to fourteen hundred (1,400) shares on a cumulative basis); and

                   (C) on or after the third anniversary of the date the option was granted, for all two thousand (2,000) shares covered by the option; and

              (ii)  by each other Non-Employee Director:

                   (A) on or after the first anniversary of the date the option was granted, for up to one thousand (1,000) shares;

                   (B) on or after the second anniversary of the date the option was granted, for an additional one thousand (1,000) shares (up to two thousand (2,000) shares on a cumulative basis); and

                   (C) on or after the third anniversary of the date the option was granted, for all three thousand (3,000) shares covered by the option.

         (b) Notwithstanding the limitations of Section 6(a) above, any option granted under this Plan shall become fully exercisable for the total number of shares covered by the option upon the death or permanent disability of the Director while serving on the Board or upon the Retirement (as hereafter defined) of the Director if such death, permanent disability or Retirement occurs on or after the first anniversary of the date such option was issued. For these purposes, "Retirement" means a Non-Employee Director's retirement from the Board of

     Directors of the Company at the end of the full term to which such Non-Employee Director was elected, retirement from the Board at any time at or after age 70 or retirement at any time with the consent of the Board.

         (c) Subject to Section 8 below and the limitations of Section 6(a) above, any option granted under this Plan (or any unexercised portion thereof) may be exercised:

              (i) not more than 30 days after termination of any Non-Employee Director's service as a member of the Board of Directors of the Company for any reason other than death, permanent disability or Retirement (and then only to the extent that the Non-Employee Director could have exercised such option on the date service terminated in accordance with Section 6(a) above); or

              (ii) for the remainder of the option term after a Non-Employee Director's death, permanent disability or Retirement from the Board of Directors of the Company; but

              (iii) not, in any event, more than ten years after the date the option was granted.

          (d) Notwithstanding the limitations in Section 6(a) above, any option granted under this Plan shall become fully exercisable for the total number of shares covered by the option upon the occurrence of a "Change of Control" of the Company. For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred on the first to occur of any of the following dates:

              (i) on the date the Board of Directors of the Company votes to approve and recommends a stockholder vote to approve:

                   (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock and Class B Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Common Stock and Class B Stock immediately prior to the consolidation or merger have at least a majority of the ownership in and voting power of the surviving corporation immediately after the consolidation or merger; or

                   (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                   (C) any plan or proposal for the liquidation or dissolution of the Company; or

              (ii) on the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Company's Savings and Investment Plan or similar successor plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting power of the Company except as a result of actions beyond the control of such person, including, without limitation, as a result of a shift in voting power of the Company as a result of the conversion by other persons of their Class B Stock into Common Stock; or

              (iii) on the date, during any period of twenty-four (24) consecutive months on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of each new director comprising the majority was approved by a vote of at least a 2/3 majority of the Directors still in office who were Directors at the beginning of the period.

     Notwithstanding anything to the contrary contained herein, no Change in Control shall be deemed to have occurred for the purpose of this Plan by virtue of any combination or agreement among shareholders of the Company who are descendants of E.T. Meredith, the founder of the Company, or trusts for the benefit of such persons.

     7. Method and Time of Exercise; Delivery of Certificates. Any option granted under this Plan may only be exercised to purchase a minimum of 100 shares at any one time. Any option granted under this Plan shall be deemed exercised on the date written notice of exercise of all or part of such option is received by the Secretary of the Company at the Company's corporate headquarters. Such notice shall be either: (i) accompanied by a check payable to the order of the Company for the full purchase price of the shares to be purchased pursuant to the terms of the option, or the portion thereof so paid; or (ii) followed by prompt remittance of certificates representing shares of Common Stock (or certification of ownership of such shares), either duly endorsed in blank or accompanied by a duly endorsed stock power, representing a sufficient number of shares of Common Stock whose value, based on the fair market value of the Common Stock on the date of exercise, equals the full purchase price of the shares to be purchased, or the portion thereof so paid; or (iii) any combination of the foregoing. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. A Non-Employee Director shall have no interest in any shares covered by any option granted under this Plan until certificates for such shares are issued and any shares surrendered in payment pursuant to subsection (ii) or (iii) above shall be deemed outstanding until new certificates representing the shares purchased on the exercise of any option are issued.

     8. Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative. If a Participant dies during the option period, any option granted to such Participant may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only in accordance with Section 6 above. Notwithstanding the foregoing, an option may be transferable to the Participant's immediate family or trusts or family partnerships for the benefit of such persons.

     9. Other Provisions; Securities Registration. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of the Common Stock issuable upon exercise of any option and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the period any option granted under this Plan is outstanding the Company shall be advised by its counsel that the shares deliverable upon an exercise of such option are required to be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effected or such prospectus is available.

     10. Term of Plan. No option shall be issued under this Plan after July 31, 2003.

     11. Adjustment Provisions. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan (Section 2), the number of options to be granted under this Plan (Section 4), the limitations on exercise (Section 6) and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors of the Company shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock not theretofore purchased which could have been acquired through the exercise of such options.

     12. Amendment and Termination of Plan. The Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time, but no such action shall reduce the then existing amount of any Participant's options or adversely change the terms and conditions thereof without the Participant's consent. No amendment shall be made without stockholder approval, if such amendment materially increases the number of shares of Common Stock reserved under the Plan.

     13. Stockholder Approval. The Plan was adopted in its amended form by the Board of Directors of the Company on August 15, 1996, subject to stockholder approval of the increased number of shares reserved hereunder.